RAIT INVESTMENT TRUST
AND SUBSIDIARIES
INDEX TO QUARTERLY REPORT
FINANCIAL STATEMENTS

PAGE
PART I. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
Consolidated Balance Sheets at March 31, 2006 (unaudited) and December 31, 2005	2
Consolidated Statements of Income (unaudited) for the three months ended March 31, 2006 and 2005	3
Consolidated Statements of Cash Flows (unaudited) for the three months ended March 31, 2006 and 2005	4
Notes to Consolidated Financial Statements — March 31, 2006 (unaudited)	5
Report of Independent Registered Public Accounting Firm	17

PART I. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	MARCH 31, 2006	DECEMBER 31,
	(UNAUDITED)	2005
ASSETS
Cash and cash equivalents	$10,801,804	$71,214,083
Restricted cash	28,865,356	20,892,402
Accrued interest receivable	14,499,885	13,127,801
Real estate loans, net	852,257,703	714,428,071
Unconsolidated real estate interests	40,439,691	40,625,713
Consolidated real estate interests	57,174,322	55,054,558
Consolidated real estate interests held for sale	97,268,790	94,106,721
Furniture, fixtures and equipment, net	598,449	590,834
Prepaid expenses and other assets	12,233,833	13,657,244
Goodwill	887,143	887,143

Total assets	$1,115,026,976	$1,024,584,570

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$4,316,875	$3,259,360
Accrued interest payable	2,414,642	2,213,639
Tenant security deposits	4,185	3,185
Dividends payable	17,019,949	—
Borrowers’ escrows	24,566,383	15,981,762
Senior indebtedness relating to loans	66,500,000	66,500,000
Long-term debt secured by consolidated real estate interests	8,071,252	8,118,511
Liabilities underlying consolidated real estate interests held for sale	56,230,955	56,413,644
Unsecured line of credit	325,000,000	240,000,000
Secured lines of credit	—	22,400,000

Total liabilities	$504,124,241	$414,890,101
Minority interest	454,138	459,684
Shareholders’ equity:
Preferred shares, $.01 par value; 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 shares issued and outstanding	27,600	27,600
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 shares issued and outstanding	22,583	22,583
Common shares, $.01 par value; 200,000,000 authorized shares; issued and outstanding 27,901,556 and 27,899,065 shares	279,015	278,991
Additional paid-in-capital	603,198,057	603,130,311
Retained earnings	7,281,285	6,250,150
Loans for stock options exercised	(186,497)	(263,647)
Deferred compensation	(173,446)	(211,203)

Total shareholders’ equity	$610,448,597	$609,234,785

Total liabilities and shareholders’ equity	$1,115,026,976	$1,024,584,570

The accompanying notes are an integral part of these consolidated financial statements.

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	FOR THE THREE MONTHS
	ENDED MARCH 31,
	2006	2005
REVENUES
Interest income	$19,570,382	$18,975,190
Rental income	3,881,135	3,407,542
Fee income and other	5,661,224	911,432
Investment income	1,543,758	1,318,648

Total revenues	30,656,499	24,612,812

COSTS AND EXPENSES
Interest	5,494,752	1,701,701
Property operating expenses	2,079,091	1,903,600
Salaries and related benefits	1,877,986	1,250,349
General and administrative	1,171,696	861,056
Depreciation and amortization	369,684	357,329

Total costs and expenses	10,993,209	6,074,035

Net income before minority interest	$19,663,290	$18,538,777
Minority interest	(4,714)	(9,989)

Net income from continuing operations	19,658,576	18,528,788
Net income from discontinued operations	911,463	360,347

Net income	$20,570,039	$18,889,135
Dividends attributed to preferred shares	2,518,955	2,518,955

Net income available to common shareholders	$18,051,084	$16,370,180

Net income from continuing operations per common share-basic	$0.62	$0.62
Net income from discontinued operations per common share-basic	0.03	0.02

Net income per common share basic	$0.65	$0.64

Net income from continuing operations per common share — diluted	$0.61	$0.62
Net income from discontinued operations per common share — diluted	0.03	0.02

Net income per common share diluted	$0.64	$0.64

The accompanying notes are an integral part of these consolidated financial statements.

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	FOR THE THREE MONTHS
	ENDED MARCH 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,570,039	$18,889,135
Adjustments to reconcile net income to net cash provided by operating activities:
Minority interest	4,714	9,989
Depreciation and amortization	535,793	1,044,747
Accretion of loan discounts	(6,194)	(3,157,406)
Amortization of debt costs	401,085	128,411
Deferred compensation	37,757	137,812
Decrease in tenant escrows	2,276	65
Increase in accrued interest receivable	(1,903,799)	(3,397,278)
Increase in prepaid expenses and other assets	(491,345)	(2,925,134)
Increase (decrease) in accounts payable and accrued liabilities	1,182,786	(731,067)
Increase in accrued interest payable	168,536	239,634
(Decrease) increase in tenant security deposits	(22,199)	1,518
Decrease in borrowers’ escrows	611,667	31,090

Net cash provided by operating activities	21,091,117	10,271,516

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture, fixtures and equipment	(43,899)	(11,112)
Real estate loans purchased	—	(4,250,000)
Real estate loans originated	(226,940,505)	(104,165,748)
Principal repayments from real estate loans	89,644,939	55,339,137
Release of escrows held to fund expenditures for consolidated real estate interests	1,140,617	603,242
Investment in consolidated real estate interests	(2,362,227)	(10,053)
Distributions paid by consolidated real estate interests	(10,260)	(20,520)
Investment in unconsolidated real estate interests	(11,892)	(90,570)
Investment in consolidated real estate interests held for sale	(1,004,368)	(65,464)
Proceeds from disposition of unconsolidated real estate interests	197,914	—

Net cash used in investing activities	(139,389,681)	(52,671,088)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal repayments on senior indebtedness	—	(45,153)
Principal repayments on long-term debt	(299,554)	(274,364)
(Repayments)/advances on secured lines of credit	(22,400,000)	47,400,000
Advances on unsecured lines of credit	85,000,000	—
Payment of preferred dividends	(2,518,955)	(2,518,955)
Issuance of common shares, net	67,770	77,065
Principal payments on loans for stock options exercised	77,150	2,702

Net cash provided by financing activities	59,926,411	44,641,295

NET CHANGE IN CASH AND CASH EQUIVALENTS	(58,372,153)	2,241,723

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	71,419,877	13,331,373

CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,047,724	$15,573,096

The accompanying notes are an integral part of these consolidated financial statements.

RAIT INVESTMENT TRUST
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2006
(UNAUDITED)
NOTE 1 — BASIS OF PRESENTATION
     In the opinion of management, these unaudited financial statements contain all disclosures which are necessary to present fairly RAIT Investment Trust’s (the “Company”) consolidated financial position at March 31, 2006, its results of operations for the three months ended March 31, 2006 and 2005 and its cash flows for the three months ended March 31, 2006 and 2005. The financial statements include all adjustments (consisting only of normal recurring adjustments) which in the opinion of management are necessary in order to present fairly the financial position and results of operations for the interim periods presented. Certain information and footnote disclosures normally included in financial statements under accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Certain reclassifications have been made to the consolidated financial statements as of December 31, 2005 and for the three months ended March 31, 2005 to conform to the presentation as of and for the three months ended March 31, 2006.
SHARE BASED COMPENSATION
     Effective January 1, 2006, the Company has adopted FASB Statement No. 123 (R), “Share-Based Payment”. Statement 123 (R) requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued.
     Statement 123 (R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.
     In addition to the accounting standard that sets forth the financial reporting objectives and related accounting principles, Statement 123 (R) includes an appendix of implementation guidance that provides expanded guidance on measuring the fair value of share-based payment awards.
     Statement 123 (R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting For Stock Issued to Employees”. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. The impact of Statement 123 (R), if it had been in effect, on the net earnings and related per share amounts for the years ended December 31, 2005, 2004 and 2003 was disclosed in the Company’s Form 10-K for the fiscal year ended December 31, 2005.
     Because the Company adopted Statement 123 (R) using the modified prospective transition method, prior periods have not been restated. Under this method, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding as of the beginning of the period of adoption. The Company measured share-based compensation cost using the Black-Scholes option pricing model for stock option grants prior to January 1, 2006 and anticipates using this pricing model for future grants. The Company did not grant options in the first quarter of 2006. Forfeitures did not affect the calculated expense based upon historical activities of option grantees.
     Share-based compensation of $5,500 (less than $.01 per share) was recognized for the three months ended March 31, 2006, which related to the unvested portion of options to acquire the Company’s common shares of beneficial interest (the “Common Shares”) granted prior to January 1, 2006. Reported net income, adjusting for share-based compensation that would have been recognized in the quarter ended March 31, 2005 if Statement 123 (R) had been followed in that quarter is presented in the following table:

FOR THE
THREE MONTHS
ENDED
MARCH 31,
2005
Net income, as reported	$16,370,200
Less: stock based compensation determined under fair value based method for all awards	7,000

Pro forma net income	$16,363,200

Net income per share — basic	$0.64
as reported pro forma	$0.64
Net income per share — diluted	$0.64
as reported pro forma	$0.64
     The adoption of Statement 123 (R) did not change the way that the Company has accounted for stock awards in prior periods and therefore no such change is reflected in the pro forma table above. The Company expenses the fair value of stock awards determined at the grant date on a straight-line basis over the vesting period of the award.
VARIABLE INTEREST ENTITIES
     The Company has adopted Financial Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” and revised FIN 46 (“FIN 46(R)”). In doing so, the Company has evaluated its various interests to determine whether they are in variable interest entities. These variable interests are primarily subordinated financings in the form of mezzanine loans or unconsolidated real estate interests. The Company has identified 27 and 26 variable interests having an aggregate book value of $187.2 million and $206.4 million that it held as of March 31, 2006 and 2005, respectively. For one of these variable interests, with a book value of $40.8 million at March 31, 2006, the Company determined that the Company is the primary beneficiary and such variable interest is included in the Company’s consolidated financial statements.
     The variable interest entity consolidated by the Company is the borrower under a first mortgage loan secured by a 594,000 square foot office building in Milwaukee, Wisconsin. The Company purchased the first mortgage loan in June 2003 (face value and underlying collateral value are both in excess of $40.0 million) for $26.8 million. At the time the Company purchased the loan, the Company determined that the entity that owned the property was not a variable interest entity.
     Prior to the loan’s maturity date, in August 2004, the Company entered into a forbearance agreement with the borrower that provided that the Company will take no action with regard to foreclosure or sale of the building for a period of three years, with two one-year extension options, subject to the Company’s approval. The agreement also gives the Company operational and managerial control of the property with the owner relinquishing any right to participate. The Company also agreed to make additional loan advances to fund certain outstanding fees and commissions (some of which fees are owed to an affiliate of the owner), and to fund shortfalls in operating cash flow, if necessary, during the forbearance period. The loan remains outstanding in its full amount and, aside from extending the maturity date of the loan, no other terms were adjusted.
     The Company concluded that entering into the forbearance agreement is a triggering event under FIN 46(R) and thus the variable interest must be reconsidered. Because the actual owner of the property no longer had a controlling financial interest in the property and the Company had the obligation to make additional advances under the Company’s loan to fund any potential losses, the Company determined that the borrower is a variable interest entity and that the Company is the primary beneficiary due to the Company absorbing the majority of the probability weighted expected losses, as defined in FIN 46(R). The Company continues to hold a valid and enforceable first mortgage and the value of the property exceeds the Company’s carrying value of the loan. However, as the primary beneficiary, the Company is required to consolidate this variable interest entity pursuant to FIN 46(R).
     The Company’s consolidated financial statements as of and for the three months ended March 31, 2006 include the assets, liabilities, and results of operations of the variable interest entity, which are summarized below:

AS OF AND
FOR THE THREE MONTHS
ENDED MARCH 31, 2006
Total assets	$49,190,762

Total liabilities	$430,377

Total income	$2,672,811
Total expense	1,505,924

Net income	$1,166,887

NOTE 2 — CONSOLIDATED STATEMENT OF CASH FLOWS
     For the purpose of reporting cash flows, cash and cash equivalents include non-interest earning deposits and interest earning deposits. Cash paid for interest was $7.5 million and $2.4 million for the three months ended March 31, 2006 and 2005, respectively.
     Dividends declared during the three months ended March 31, 2006 and 2005, but not paid until April 2006 and 2005, were $17.0 million and $15.4 million, respectively.
NOTE 3 — RESTRICTED CASH AND BORROWERS’ ESCROWS
     Restricted cash and borrowers’ escrows represent borrowers’ funds held by the Company to fund certain expenditures or to be released at the Company’s discretion upon the occurrence of certain pre-specified events, and to serve as additional collateral for borrowers’ loans.
NOTE 4 — REAL ESTATE LOANS
     The Company’s portfolio of real estate loans consisted of the following at March 31, 2006:

First mortgages	$571,241,609
Mezzanine loans	282,253,591

Subtotal	853,495,200
Unearned (fees) costs	(1,011,340)
Less: Allowance for loan losses	(226,157)

Real estate loans, net	852,257,703
Less: Senior indebtedness related to loans	(66,500,000)

Real estate loans, net of senior indebtedness	$785,757,703

     The following is a summary description of the assets contained in the Company’s portfolio of real estate loans as of March 31, 2006:

		AVERAGE
	NUMBER	LOAN TO	RANGE OF LOAN
TYPE OF LOAN	OF LOANS	VALUE (1)	YIELDS (2)	RANGE OF MATURITIES
First mortgages	37	77%	6.5% — 16.0%	5/23/06 — 12/28/08
Mezzanine loans	83	84%	10.0% — 17.9%	7/28/06 — 5/01/21

(1)	Calculated as the sum of the outstanding balance of the Company’s loan and senior loan (if any) divided by the current appraised value of the underlying collateral.

(2)	The Company’s calculation of loan yield includes points charged.
     The properties underlying the Company’s portfolio of real estate loans consisted of the following types as of March 31, 2006:

	PRINCIPAL AMOUNT	PERCENTAGE
Multi-family	$444.0 million	52%
Office	153.6 million	18%
Retail and other.	255.9 million	30%

Total	$853.5 million	100%

     As of March 31, 2006, the maturities of the Company’s real estate loans in the remainder of 2006, in each year through 2010, and the aggregate maturities thereafter are as follows:

2006	$363,047,675
2007	183,288,397
2008	96,625,017
2009	20,208,594
2010	11,555,894
Thereafter	178,769,623

Total	$853,495,200

     Senior indebtedness relating to loans arises when the Company sells a participation or other interest in one of its first mortgages or mezzanine loans to another lender. These participations and interests rank senior to the Company’s right to repayment under the relevant mortgage or loan in various ways. As of March 31, 2006, senior indebtedness relating to loans consisted of the following:

Senior loan participation, secured by Company’s interest in a first mortgage loan with a book value of $12,786,014, payable interest only at LIBOR plus 250 basis points (7.38% at March 31, 2006) due monthly, principal balance due July 1, 2006	$5,000,000
Term loan payable, secured by Company’s interest in a first mortgage loan with a principal balance of $9,000,000(1), payable interest only at 4.5% due monthly, principal balance due September 29, 2006	6,500,000
Term loan payable, secured by Company’s interest in a first mortgage loan with a principal balance of $9,000,000(1), payable interest only at 5.5% due monthly, principal balance due September 29, 2006	1,500,000
Senior loan participation, secured by Company’s interest in a first mortgage loan with a principal balance of $15,500,000, payable interest only at 5.0% due monthly, principal balance due October 15, 2006	11,000,000
Senior loan participation, secured by Company’s interest in a mezzanine loan with a book value of $12,168,169 payable interest only at the bank’s prime rate (7.75% at March 31, 2006) due quarterly, principal balance due April 30, 2007	2,500,000
Senior loan participation, secured by Companys’ interest in a first mortgage loan with a principal balance of $45,491,623, payable interest only at 6.0% due monthly, principal balance due February 25, 2007	35,000,000
Senior loan participation, secured by Company’s interest in a first mortgage loan with a principal balance of $8,000,000, payable interest only at LIBOR plus 200 basis points (6.88% at March 31, 2006) due monthly, principal balance due September 1, 2007	5,000,000

Total	$66,500,000

(1)	These term loans are secured by the same first mortgage interest.
     As of March 31, 2006, the senior indebtedness relating to loans maturing in the remainder of 2006, over the next four years, and the aggregate indebtedness maturing thereafter, is, as follows:

2006	$26,500,000
2007	40,000,000
2008	—
2009	—
2010	—
Thereafter	—

Total	$66,500,000

     As of March 31, 2006, $102.9 million in principal amount of loans were pledged as collateral for amounts outstanding on the Company’s lines of credit and senior indebtedness relating to loans.
NOTE 5 — CONSOLIDATED REAL ESTATE INTERESTS
     As of March 31, 2006, the Company owned the following controlling interests in entities that own real estate. These interests are accounted for on a consolidated basis:
•	100% limited and general partnership interest in a limited partnership that owns an office building in Rohrerstown, Pennsylvania with 12,630 square feet on 2.93 acres used as a diagnostic imaging center. The Company acquired this interest for $1.7 million. After acquisition, the Company obtained non-recourse financing of $1.1 million ($952,962 at March 31, 2006), which bears interest at an annual rate of 7.33% and is due on August 1, 2008. The book value of this property at March 31, 2006 was $1.2 million.

•	84.6% membership interest in a limited liability company that owns a 44,517 square foot office building in Rockville, Maryland. In October 2002, the Company acquired 100% of the limited liability company for $10.7 million and simultaneously obtained non-recourse financing of $7.6 million ($7.1 million at March 31, 2006). The loan bears interest at an annual rate of 5.73% and is due November 1, 2012. In December 2002, the Company sold a 15.4% interest in the limited liability company to a partnership whose general partner is a son of the Company’s chairman and chief executive officer. The buyer paid $513,000, which approximated the book value of the interest being purchased. No gain or loss was recognized on the sale. The book value of this property at March 31, 2006 was $9.9 million.
•	Also included in the Company’s consolidated real estate interests is a first mortgage with a carrying amount of $40.8 million secured by a 594,000 square foot office building in Milwaukee, Wisconsin. In June 2003, the Company purchased the loan, which had a face value in excess of $40.0 million, for $26.8 million. Upon entering into a forbearance agreement with the owner of the property in August 2004, the Company determined that the borrowing entity was a variable interest entity (as defined in FIN 46) of which the Company was the primary beneficiary. See Note 1, “Basis of Presentation — Variable Interest Entities.” The book value of this consolidated interest at March 31, 2006 was $44.7 million.

•	Two parcels of land located in Willow Grove, Pennsylvania with an aggregate book value of $613,500 at March 31, 2006.
     The Company’s consolidated real estate interests consisted of the following property types at March 31, 2006. Escrows and reserves represent amounts held for payment of real estate taxes, insurance premiums, repair and replacement costs, tenant improvements, and leasing commissions.

	BOOKVALUE	%
Office	58,700,856	99.0%
Other	613,519	1.0%

Subtotal	59,314,375	100.0%
Plus: Escrows and reserves	738,239
Less: Accumulated depreciation	(2,878,292)

Consolidated real estate interests	$57,174,322

     As of March 31, 2006, non-recourse, long-term debt secured by the Company’s consolidated real estate interests consisted of the following:

Loan payable, secured by real estate, monthly installments of $8,008, including interest at 7.33%, remaining principal due August 1, 2008	$952,962
Loan payable, secured by real estate, monthly installments of $47,720, including interest at 5.73%, remaining principal due November 1, 2012	7,118,290

Total	$8,071,252

     As of March 31, 2006, the amount of long-term debt secured by the Company’s consolidated real estate interests that mature over the remainder of 2006, the next four years, and the aggregate indebtedness maturing thereafter, is as follows:

2006	$137,298
2007	198,066
2008	1,088,058
2009	191,497
2010	202,924
Thereafter	6,253,409

Total	$8,071,252

     Expenditures for repairs and maintenance are charged to operations as incurred. Significant renovations are capitalized. Fees and costs incurred in the successful negotiation of leases are deferred and amortized on a straight-line basis over the terms of the respective leases. Unamortized fees as of March 31, 2006 and December 31, 2005 were $6,525 and $6,364, respectively. Rental revenue is reported on a straight-line basis over the terms of the respective leases. Depreciation expense relating to the Company’s real estate investments for the three months ended March 31, 2006 and 2005 was $329,556 and $320,367, respectively.
     The Company leases space in the buildings it owns to several tenants. Approximate future minimum lease payments under noncancellable lease arrangements as of March 31, 2006 are as follows:

2006	$2,928,677
2007	3,410,593
2008	3,125,177

2009	2,980,836
2010	1,817,753
Thereafter	4,841,438

Total	$19,104,474

NOTE 6 — CONSOLIDATED REAL ESTATE INTERESTS HELD FOR SALE
     As of October 3, 2005, the Company classified as “held for sale” one of its consolidated real estate interests, consisting of an 89% general partnership interest in a limited partnership that owns a building in Philadelphia, Pennsylvania with 456,000 square feet of office/retail space. As of March 31, 2006, the Company classified as “held for sale” a consolidated real estate interest consisting of a 110,421 square foot shopping center in Norcross, Georgia. Also, as of May 11, 2006, the Company classified as “held for sale” a consolidated real estate interest consisting of a 216-unit apartment complex and clubhouse in Watervliet, New York. In accordance with SFAS No. 144, the assets and liabilities of these real estate interests have been separately classified on the Company’s balance sheet as of December 31, 2005 and 2004, and the results of operations attributable to these interests have been reclassified, for all periods presented, to “discontinued operations”. Additionally, depreciation expense was no longer recorded for these assets once they were classified as “held for sale”.
     As of March 31, 2006 and December 31, 2005, the consolidated interests held for sale had an aggregate book value of $97.3 million and $94.1 million respectively. Liabilities underlying the consolidated real estate interests held for sale totaled $56.2 million and $56.4 million at March 31, 2006 and December 31, 2005, respectively. Included in these liabilities at March 31, 2006 are three non-recourse loans consisting of the following:

Loan payable, secured by real estate, monthly installments of $288,314, including interest at 6.85%, remaining principal due August 1, 2008	$39,998,517
Loan payable, secured by real estate, monthly installments of $72,005, including interest at 7.55%, remaining principal due December 1, 2008	$8,871,460
Loan payable, secured by real estate, monthly installments of $37,697, including interest at 7.27%, remaining principal due January 1, 2008	$5,109,687
     The Company sold the Philadelphia, PA office building in May 2006 for approximately $74.0 million. The Norcross, GA shopping center and the Watervliet, NY apartment complex were both sold in June 2006 for $13.0 million and $11.25 million, respectively.
     The following is a summary of the aggregate results of operations for the consolidated real estate investments held for sale for the three months ended March 31, 2006 and 2005, which have been reclassified to discontinued operations in the Company’s consolidated statement of income:

	FOR THE THREE MONTHS ENDED
	MARCH 31,
	2006	2005
Rental income	$4,115,389	$4,073,557
Less:
Operating expenses	2,088,950	2,062,738
Interest expense	948,867	963,054
Depreciation and amortization	166,109	687,418

Income from discontinued operations	$911,463	$360,347

NOTE 7 — UNCONSOLIDATED REAL ESTATE INTERESTS
     Unconsolidated real estate interests include the Company’s non-controlling interests in limited partnerships accounted for under the cost method of accounting, unless such interests meet the requirements of EITF:D-46 “Accounting for Limited Partnership Investments” to be accounted for under the equity method of accounting. In accordance with EITF 03-16, “Accounting for Investments in Limited Liability Companies,” the Company accounts for its non-controlling interests in limited liability companies the same way that it accounts for its non-controlling interests in limited partnerships.

     At March 31, 2006, the Company’s unconsolidated real estate interests consisted of the following:
•	20% beneficial interest in a trust that owns a 58-unit apartment building in Philadelphia, Pennsylvania and a 20% partnership interest in a general partnership that owns an office building with 31,507 square feet in Alexandria, Virginia. In September 2002, the Company received these interests, together with a cash payment of $2.5 million, in repayment of two loans with a combined net book value of $2.3 million. The Company recorded these interests at their current fair value based upon discounted cash flows and recognized income from loan satisfaction in the amount of $3.2 million. As of March 31, 2006, the Pennsylvania property is subject to non-recourse financing of $2.9 million bearing interest at 6.04% and maturing on February 1, 2013. The Virginia property is subject to non-recourse financing of $3.4 million bearing interest at 6.75% and maturing on March 1, 2013.

•	Class B limited partnership interest in a limited partnership that owns a 363-unit multifamily apartment complex in Pasadena (Houston), Texas. The Company acquired its interest in September 2003 for $1.9 million. In July 2004, the Company contributed an additional $600,000 to the limited partnership. The property is subject to non-recourse financing of $8.0 million at March 31, 2006, which bears interest at the 30-day London interbank offered rates, or LIBOR, plus 3.0% (7.39% at March 31, 2006, but limited by an overall interest rate cap of 6.0%) with a LIBOR floor of 2.0%, and is due on October 9, 2006.

•	3% membership interest in a limited liability company that has a 99.9% limited partnership interest in a limited partnership that owns a 504-unit multifamily apartment complex in Sugarland (Houston), Texas. The Company acquired its interest in April 2004 for $5.6 million. The property is subject to non-recourse financing of $14.2 million at March 31, 2006, which bears interest at an annual rate of 4.84%, and is due on November 1, 2009.

•	0.1% Class B membership interest in an limited liability company that has an 100% interest in a limited liability company that has an 89.94% beneficial interest in a trust that owns a 737,308 square foot 35-story urban office building in Chicago, Illinois. The Company acquired its interest in December 2004 for $19.5 million. The property is subject to non-recourse financing of $91.0 million at March 31, 2006, which bears interest at an annual rate of 5.3% and is due January 1, 2015.

•	Class B membership interests in each of two limited liability companies which together own a 231-unit multifamily apartment complex in Wauwatosa, Wisconsin. The Company acquired its interest in December 2004 for $2.9 million. The property is subject to non-recourse financing of $18.0 million at March 31, 2006, which bears interest at 5.3% and is due January 1, 2014.

•	Class B membership interests in each of two limited liability companies, one which owns a 430-unit multifamily apartment complex in Orlando, Florida and the other which owns a 264-unit multifamily apartment complex in Bradenton, Florida. The Company acquired its membership interests in May 2005 for an aggregate amount of $9.5 million. As of March 31, 2006, the Orlando property is subject to non-recourse financing of $23.5 million bearing interest at 5.31% and maturing on June 1, 2010. The Bradenton property is subject to non-recourse financing of $14.0 million bearing interest at 5.31% and maturing on June 1, 2010.

•	A 20% residual interest in the net sales proceeds resulting from any future sale of a 27-unit apartment building located in Philadelphia, Pennsylvania. The property had been part of the collateral underlying one of the Company’s mezzanine loans until the loan was repaid in full in December 2005. The book value of the Company’s interest at March 31, 2006, $883,600, is computed using an assumed sale price that is based upon a current third-party appraisal.
     The Company’s unconsolidated real estate interests consisted of the following property types at March 31, 2006:

	BOOK VALUE	PERCENTAGE
Multi-family	$19,343,994	47.8%
Office	21,095,697	52.2%

Unconsolidated real estate interests	$40,439,691	100.0%

NOTE 8 — CREDIT FACILITY AND LINES OF CREDIT
     At March 31, 2006, the Company had an unsecured credit facility with $335.00 million of maximum possible borrowings ($325.0 million outstanding at March 31, 2006) and three secured lines of credit, two of which each have $30.0 million of maximum possible borrowings and one which has $50.0 million of maximum possible borrowings.
     The following is a description of the Company’s unsecured credit facility and secured lines of credit at March 31, 2006.
UNSECURED CREDIT FACILITY
     The Company is party to a revolving credit agreement that, as of March 31, 2006, provides for a senior unsecured revolving credit facility in an amount up to $335.0 million, with the right to request an increase in the facility of up to a maximum of $350.0 million. Borrowing availability under the credit facility is based on specified percentages of the value of eligible assets. The credit facility will terminate on October 24, 2008, unless the Company extends the term an additional year upon the satisfaction of specified conditions.
     Amounts borrowed under the credit facility bear interest at a rate equal to, at the Company’s option:
•	LIBOR (30-day, 60-day, 90-day or 180-day interest periods, at the Company’s option) plus an applicable margin of between 1.35% and 1.85% or

•	an alternative base rate equal to the greater of: (i) the prime rate of the bank serving as administrative agent, or (ii) the federal funds rate plus 50 basis points, plus an applicable margin of between 0% and 0.35%.
     The applicable margin is based on the ratio of the Company’s total liabilities to total assets which is calculated on a quarterly basis. The Company is obligated to pay interest only on the amounts borrowed under the credit facility until the maturity date of the credit facility, at which time all principal and any interest remaining unpaid is due. The Company pays a commitment fee quarterly on the difference between the aggregate amount of the commitments in effect from time to time under the credit facility and the outstanding balance under the credit facility. The commitment fee is equal to fifteen basis points (twenty five basis points if this difference is greater than 50% of the amount of the credit facility) per annum of this difference.
     The Company’s ability to borrow under the credit facility is subject to its ongoing compliance with a number of financial and other covenants, including a covenant that the Company not pay dividends in excess of 100% of its adjusted earnings, to be calculated on a trailing twelve-month basis, provided however, dividends may be paid to the extent necessary to maintain its status as a real estate investment trust. The credit facility also contains customary events of default, including a cross default provision. If an event of default occurs, all of the Company’s obligations under the credit facility may be declared immediately due and payable. For events of default relating to insolvency and receivership, all outstanding obligations automatically become due and payable.
     At March 31, 2006, the Company had $325.0 million outstanding under the credit facility, of which $180.0 million bore interest at 6.02125%, $46.0 million bore interest at 6.42625%, $79.0 million bore interest at 6.28513% and $20.0 million bore interest at 6.4725%. Based upon the Company’s eligible assets as of that date, the Company had approximately $10.0 million of availability under the credit facility.
SECURED LINES OF CREDIT
     At March 31, 2006, the Company had no amounts outstanding under the first of its two $30.0 million lines of credit. This line of credit bears interest at either: (a) the 30-day LIBOR, plus 2.5%, or (b) the prime rate as published in the “Money Rates” section of The Wall Street Journal, at the Company’s election. Absent any renewal, the line of credit will terminate in October 2007 and any principal then outstanding must be paid by October 2008. The lender has the right to declare any advance due and payable in full two years after the date of the advance.
     At March 31, 2006, the Company had no amounts outstanding under the second of its two $30.0 million lines of credit. This line of credit bears interest at the prime rate as published in the “Money Rates” section of The Wall Street Journal. This line of credit has a current term running through April 2007 with annual one-year extension options and an 11-month non-renewal notice requirement.
     At March 31, 2006, the Company had no amounts outstanding under its $50.0 million line of credit. The credit line was increased during the quarter from $25.0 million at December 31, 2005 to $50.0 million. This line of credit bears interest at the 30-day LIBOR plus 2.25%. Absent any renewal, the line of credit will terminate in February 2007 and any principal then outstanding must be paid by February 2008.

NOTE 9 — TRANSACTIONS WITH AFFILIATES
     Brandywine Construction & Management, Inc. (“Brandywine”), is an affiliate of the spouse of Betsy Z. Cohen, the Chairman and Chief Executive Officer of the Company. Brandywine provided real estate management services to eleven properties underlying the Company’s real estate interests at both March 31, 2006 and 2005. Management fees in the amount of $240,000 and $247,000 were paid to Brandywine for the three months ended March 31, 2006 and 2005, respectively, relating to these interests. The Company believes that the management fees charged by Brandywine are comparable to those that could be obtained from unaffiliated third parties. The Company expects to continue to use Brandywine to provide real estate management services to properties underlying the Company’s investments.
     Betsy Z. Cohen has been the Chairman of the Board of The Bancorp Bank (“Bancorp”), a commercial bank, since November 2003 and a director of The Bancorp, Inc. (“Bancorp Inc”), a registered financial holding company for Bancorp, since September 2000 and the Chief Executive Officer of both Bancorp and Bancorp Inc. since September 2000. Daniel G. Cohen, Mrs. Cohen’s son, (a) has been the Vice-Chairman of the Board of Bancorp since November 2003, was the Chairman of the Board of Bancorp from September 2000 to November 2003, was the Chief Executive Officer of Bancorp from July 2000 to September 2000 and has been Chairman of the Executive Committee of Bancorp since 1999 and (b) has been the Chairman of the Board of Bancorp Inc. and Chairman of the Executive Committee of Bancorp Inc. since 1999. The Company maintains most of its checking and demand deposit accounts at Bancorp. As of March 31, 2006 and December 31, 2005, the Company had approximately $8.2 million and $66.5 million, respectively, on deposit, of which approximately $8.1 million and $66.4 million, respectively, is over the FDIC insurance limit. The Company pays a fee of $5,000 per month to Bancorp for information system technical support services. The Company paid $15,000 for these services for each of the three month periods ended March 31, 2006 and 2005.
     The Company subleases a portion of its downtown Philadelphia office space under an operating lease with Bancorp Inc. The Company sub-leases the remainder of its downtown Philadelphia office space under an operating lease with The Richardson Group, Inc. (“Richardson”) whose Chairman is Jonathan Z. Cohen, the Vice-Chairman, a trustee and Secretary of the Company, and a son of the Chairman and Chief Executive Officer of the Company. For a description of these operating leases, see Note 10 — “Commitments and Contingencies — Lease Obligations”.
NOTE 10 — COMMITMENTS AND CONTINGENCIES
LITIGATION
     As part of the Company’s business, the Company acquires and disposes of real estate investments and, as a result, expects that it will engage in routine litigation in the ordinary course of that business. Management does not expect that any such litigation will have a material adverse effect on the Company’s consolidated financial position or results of operations.
     On August 12, 2004, a civil action was commenced in the United States District Court of the Eastern District of Pennsylvania by Michael Axelrod and certain of his affiliates naming the Company and certain of the Company’s affiliates, among others, as defendants. The civil action arose out of the Company’s sale of a consolidated real estate interest to these affiliates and was based upon alleged misrepresentations made with respect to the condition of the property underlying this interest, which the Company denied. On March 1, 2006, the parties to this civil action entered into a settlement agreement to settle and dismiss this civil action with prejudice and to exchange mutual releases, without the admission of liability by any party. On March 15, 2006, the court dismissed the case as settled.
DELEGATED UNDERWRITING PROGRAM
     In 2005 and 2006 the Company has entered into program agreements with four mortgage lenders that provide that the mortgage lender will locate, qualify, and underwrite both a first mortgage loan and a mezzanine loan and then sell the mezzanine loan to the Company. The mezzanine loans must conform to the business, legal and documentary parameters in the program agreement and be in the range of $250,000 to $2.5 million. In most cases, the Company expects to acquire the mezzanine loan from the mortgage lender at the closing of the mezzanine loan. In general, if any variations are identified or any of the required deliveries are not received, the Company has a period of time to notify the mortgage lender of its election to either waive the variations or require the mortgage lender to repurchase the mezzanine loan. Each of the four program agreements provides that the Company will fund up to $50.0 million per calendar quarter of loans that fit the pre-defined underwriting parameters. In the three months ended March 31, 2006, the Company funded four mezzanine loans totaling $5.0 million through the delegated underwriting program.

GUIDANCE LINES
     In June 2005, the Company entered into an agreement with a borrower establishing financial and underwriting parameters under which the Company would consider first mortgage bridge loans sourced by the borrower, up to an aggregate of $150.0 million, with no individual loan in an amount greater than $50.0 million. The Company expects that the credit and market risk of the potential loans will not differ from those of the loans in the Company’s current portfolio.
     In March 2006, the Company entered into an agreement with another borrower establishing financial and underwriting parameters under which the Company would consider first mortgage bridge loans sourced by the borrower, up to an aggregate of $50.0 million, with no individual loan in an amount greater than $30.0 million. The Company expects that the credit and market risk of the potential loans will not differ from those of the loans in the Company’s current portfolio.
LEASE OBLIGATIONS
     The Company sub-leases both its downtown and suburban Philadelphia office locations. The annual minimum rent due pursuant to the subleases for the remainder of 2006, each of the next four years and thereafter is estimated to be as follows as of March 31, 2006:

2006	$302,130
2007	395,347
2008	395,347
2009	395,347
2010	263,565
Thereafter	—

Total	$1,751,736

     The Company sub-leases a portion of its downtown Philadelphia office space under an operating lease with Bancorp Inc., at an annual rental based upon the amount of square footage the Company occupies. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Bancorp Inc. was approximately $84,000 and $62,000 for the three months ended March 31, 2006 and 2005, respectively. The Company’s affiliation with Bancorp Inc. is described in Note 9.
     The Company sub-leases the remainder of its downtown Philadelphia office space under an operating lease with The Richardson Group, Inc. (“Richardson”) whose Chairman is the Vice-Chairman, a trustee and Secretary of the Company, and a son of the Chairman and Chief Executive Officer of the Company. The annual rental is based upon the amount of square footage the Company occupies. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Richardson was approximately $11,400 and $14,000 for the three months ended March 31, 2006 and 2005, respectively. Effective April 1, 2005, Richardson relinquished to the landlord its leasehold on a portion of the space they had subleased to the Company. Simultaneously, Bancorp entered into a lease agreement with the landlord for that space. The Company then entered into a new sublease with Bancorp for that space at annual rentals based upon the amount of square footage the Company occupies.
     The Company sub-leases suburban Philadelphia, Pennsylvania office space at an annual rental of $15,600. This sublease currently terminates in February 2007 but renews automatically each year for a one year term unless prior notice of termination of the sublease is sent by either party to the sublease to the other party thereto.
     Total rental expense was $99,000 and $79,000 for the three months ended March 31, 2006 and 2005 respectively.
EMPLOYMENT AGREEMENTS
     The Company is party to employment agreements with certain executives that provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

NOTE 11 — EARNINGS PER SHARE
     The Company’s calculation of earnings per share for the three months ended March 31, 2006 and 2005 in accordance with SFAS No. 128 is as follows:

	For the three months ended
	March 31, 2006
	Income	Shares	Per share
	(Numerator)	(Denominator)	Amount
Basic earnings per share:	$18,051,084	27,900,276	$0.65
Net income available to common shareholders Effect of dilutive securities:
Options	—	168,253	(0.01)
Phanton Shares	—	53,206	(0.00)

Net income available to common shareholders plus assumed conversions	$18,051,084	28,121,735	$0.64

	For the three months ended
	March 31, 2005
	Income	Shares	Per share
	(Numerator)	(Denominator)	Amount
Basic earnings per share:
Net income available to common shareholders	$16,370,180	25,583,041	$0.64
Effect of dilutive securities:
Options	—	168,692	—
Phantom Shares	—	2,744	—

Net income available to common shareholders plus assumed conversions	$16,370,180	25,754,477	$0.64

NOTE 12 — STOCK BASED COMPENSATION
     The Company maintains the RAIT Investment Trust 2005 Equity Compensation Plan (the “Equity Compensation Plan”). The maximum aggregate number of Common Shares that may be issued pursuant to the Equity Compensation Plan is 2,500,000.
     The Company has granted to its officers, trustees and employees phantom shares pursuant to the RAIT Investment Trust Phantom Share Plan and phantom units pursuant to the Equity Compensation Plan. Both phantom shares and phantom units are redeemable for Common Shares issued under the Equity Compensation Plan. Redemption occurs after a period of time after vesting set by the Compensation Committee. All outstanding phantom shares were issued to non-management trustees, vested immediately, have dividend equivalent rights and will be redeemed upon separation from service from the Company. Phantom units granted to non-management trustees vest immediately, have dividend equivalent rights and will be redeemed upon the earliest to occur of (i) the first anniversary of the date of grant, or (ii) a trustee’s termination of service with the Company. Phantom units granted to officers and employees vest in varying percentages set by the Compensation Committee over four years, have dividend equivalent rights and will be redeemed between one to two years after vesting as set by the Compensation Committee. The Company has been accounting for grants of phantom shares and phantom units in accordance with SFAS No. 123, which requires the recognition of compensation expenses on the date of grant.
     The Company did not grant any phantom shares during the three months ended March 31, 2006 and 2005. There were 4,136 and 2,744 phantom shares outstanding at March 31, 2006 and 2005, respectively, for which the Company recognized compensation expense of $0 and $6,250, respectively.
     The Company granted 54,002 and 0 phantom units during the three months ended March 31, 2006 and 2005, respectively. There were 69,454 and 0 phantom units outstanding at March 31, 2006 and 2005, respectively, for which the Company recognized compensation expense of $167,100 and $0, respectively.
STOCK OPTIONS
     In February and April 2002, the Company granted to its employees, executive officers and trustees options to purchase 61,100 Common Shares at the fair market value on the date of grant. These options, which were exercised in March through May 2002, had exercise prices of $16.92 and $19.85, respectively, per Common Share. The Common Shares issued pursuant to these exercises were subject to restrictions that had lapsed as of the fourth anniversary date of the grants. At the time of exercise, the Company provided loans to each person in the amount necessary to exercise such options. Each of these loans bore interest at a rate of 6% per annum. The aggregate principal amount of these loans was $186,497 and $263,647 at March 31, 2006 and December 31, 2005, respectively. Interest on the outstanding principal amount was payable quarterly and 25% of the original principal amount of each loan was payable on each of the first four anniversaries. The final payments on the remaining loans outstanding were made by April 30, 2006.

     From its inception through 2004, the Company has granted to its officers, trustees and employees options to acquire Common Shares. The vesting period is determined by the Compensation Committee and the option term is generally ten years after the date of grant. At both March 31, 2006 and December 31, 2005 there were 477,360 options outstanding.
NOTE 13 — DIVIDENDS
Common Shares
     In order to maintain its election to qualify as a REIT, the Company must currently distribute, at a minimum, an amount equal to 90% of its taxable income. Because taxable income differs from cash flow from operations due to non-cash revenues or expenses (such as depreciation), in certain circumstances, the Company may generate operating cash flow in excess of its dividends or, alternatively, may be required to borrow to make sufficient dividend payments.
     On the declaration date set forth below, the Board of Trustees of the Company declared a cash dividend in an amount per Common Share and in the aggregate dividend amount, payable on the payment date to holders of Common Shares on the record date.

				Aggregate
Declaration Date	Record Date	Payment Date	Dividend Per Share	Dividend Amount
03/24/06	04/05/06	04/14/06	$0.61	$17,019,949
Series A Preferred Shares
     On the declaration date set forth below, the Board of Trustees of the Company declared a cash dividend on the Company’s 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series A Preferred Shares”) in an amount per share and in the aggregate dividend amount, payable on the payment date to holders of Series A Preferred Shares on the record date.

				Aggregate
Declaration Date	Record Date	Payment Date	Dividend Per Share	Dividend Amount
01/24/06	03/01/06	03/31/06	$0.484375	$1,336,875
Series B Preferred Shares
     On the declaration date set forth below, the Board of Trustees of the Company declared a cash dividend on the Company’s 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the “Series B Preferred Shares”) in the amount per share and in the aggregate dividend amount, payable on the payment date to holders of Series B Preferred Shares on the record date.

				Aggregate
Declaration Date	Record Date	Payment Date	Dividend Per Share	Dividend Amount
01/24/06	03/01/06	03/31/06	$0.5234375	$1,182,080
NOTE 14 — SUBSEQUENT EVENTS
     On June 8, 2006, the Company and Taberna Realty Finance Trust (“Taberna”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which a newly formed subsidiary of the Company will, subject to the terms and conditions of the Merger Agreement, merge with and into Taberna (the “Merger”), as a result of which the Company will own all of the common shares of beneficial interest of Taberna (“Taberna Common Shares”).
     Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of trustees of both companies, upon the completion of the Merger each issued and outstanding Taberna Common Share will be converted into 0.5389 Common Shares, with cash to be paid in lieu of fractional Common Shares.
     The Merger Agreement contains customary representations, warranties and covenants of the Company and Taberna, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. The board of trustees of each company has adopted a resolution approving and declaring advisable the Merger, and recommending that its shareholders, with respect to Taberna, approve the Merger, and with respect to the Company, approve the issuance of Common Shares in the Merger, and each party has agreed to hold a shareholder meeting to put these matters before their shareholders for their consideration. Each party has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.
     Consummation of the Merger is subject to various conditions, including, among others, (i) requisite approvals of the shareholders of the Company and Taberna, (ii) the absence of any law or order prohibiting the consummation of the merger, and (iii) effectiveness of the Form S-4 registration statement relating to the Common Shares to be issued in the Merger and listing of the Common Shares to be issued in the Merger on the New York Stock Exchange. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, (iii) the delivery of opinions from counsel to the Company and counsel to Taberna relating to the U.S. federal income tax code treatment of the Merger and the real estate investment trust status of both parties and (iv) there shall not have occurred any event, change, effect or circumstance that has had or is reasonably likely to have a material adverse effect on the other party.
     The Merger Agreement contains certain termination rights for both the Company and Taberna.
     No assurance can be given that all closing conditions will be satisfied or waived, or that the Merger will in fact be consummated.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
RAIT Investment Trust
We have reviewed the accompanying consolidated balance sheet of RAIT Investment Trust and Subsidiaries as of March 31, 2006 and the related consolidated statements of income and cash flows for the three-month periods ended March 31, 2006 and 2005. These interim financial statements are the responsibility of the Company’s management.
We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.
Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.
We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2005, and the related consolidated statements of income, shareholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 1, 2006 (except for Note 6, as to which the date is July 13, 2006) we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2005 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
May 9, 2006 (except for Note 6, as to which the date is July 13, 2006)